UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Commission File Number: 000-55009

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities.

On December 19, 2014 Millennium Healthcare Inc. (the “Company”), in accordance with the terms of a warrant agreement entered into on December 19, 2014 (the “Agreement’), agreed to issue 3,250,000 shares of common stock in exchange for a warrant that had been issued on February 21, 2013 and was initially exercisable for 1,000,000 shares of common stock at $0.50 per share. The original warrant was cancelled immediately upon issuance of the shares of common stock. In addition, in accordance with the terms of the Agreement, the Company issued a new warrant exercisable for 3,000,000 shares of common stock at an exercise price of $0.16 per share (the “New Warrant”) in exchange for a warrant that had been issued on February 21, 2013 and was initially exercisable for 1,000,000 share of common stock at $1.00 per share. The terms of the New Warrant are similar to those of the prior warrant other than numbers of shares underlying the warrant, exercise price and the elimination of the price protection anti-dilution provision. A copy of the Agreement is filed as exhibit 4.1.

The exchange of the above securities were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit
4.1	Agreement dated as of December 19, 2014 between the Company and Ellis International, Inc.

4.2	Series B Warrant dated December 19, 2014 issued in exchange for Series B Warrant issued February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

MILLENNIUM HEALTHCARE INC.

DATE: December 19, 2014	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer